Exhibit 1

                                 575,000 Shares
                               E'TOWN CORPORATION
                                  Common Stock
                              (Without Par Value)


                             UNDERWRITING AGREEMENT

                                                                  June __, 1995


A.G. EDWARDS & SONS, INC.
One North Jefferson
St. Louis, MO 63103

LEGG MASON WOOD WALKER, INC.
111 South Calvert Street
Baltimore, MD  21202

Gentlemen:

                  E'town Corporation, a New Jersey corporation ("Company"), confirms its agreement with you, as underwriters (hereinafter, "you" or "Underwriters"), as follows:

                  1. Description of the Shares. The Company proposes to issue and sell 575,000 shares of its Common Stock, without par value ("Common Stock"), to the Underwriters. Such shares of Common Stock are hereinafter referred to as the "Shares".

                  2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriters that:

                  (a) A registration statement (File No. 33-_____) with respect to the Shares, including a preliminary form of prospectus, has been prepared by the Company in conformity with the requirements of the
         Securities Act of 1933, as amended ("Act"), and the rules and regulations ("Rules and Regulations") of the Securities and Exchange Commission ("Commission") thereunder and filed with the Commission and has become effective. The Company has reasonable grounds to believe that it meets the requirements for the use of Form S-3 under the Act. No stop order suspending the effectiveness of the registration statement has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission. A final form of prospectus has been or will be so prepared and will be filed pursuant to Rule 424(b) of the Rules and Regulations on or before the second business day after the date hereof (or such earlier


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         time as may be required by the Rules and Regulations). The Company will not file a post-effective amendment after the time of execution of this Agreement and prior to the filing of such final form of prospectus without giving you an opportunity to review and comment thereon. Copies of such registration statement, any such amendments, each related preliminary prospectus ("Preliminary Prospectus") and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement (including one fully executed copy of the registration statement and of each amendment thereto for you and for counsel for the Underwriters) have been delivered to you. Such registration statement, as it may have heretofore been amended and including any information deemed by virtue of Rule 430A(a)(3) of the Rules and Regulations to be part of such registration statement at the
         time  it  was  declared  effective,   is  referred  to  herein  as  the
         "Registration Statement", and such final form of prospectus, in the form in which it is first filed or transmitted for filing pursuant to Rule 424(b) of the Rules and Regulations, is referred to herein as the "Prospectus". Any reference herein to the Registration Statement, the Prospectus, any amendment or supplement thereto or any Preliminary Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, and any reference to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.

                  (b) Each part of the Registration Statement, when such part became or becomes effective, each Preliminary Prospectus, on the date of filing thereof with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date (as hereinafter defined), conformed or will conform in all material respects with the requirements of the Act and the Rules and Regulations or pursuant to such Rules and Regulations are deemed to have complied therewith; each part of the Registration Statement, when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and each Preliminary Prospectus, on the date of the filing thereof with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under

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         which they were made, not  misleading;  except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by you specifically for use therein.

                  (c) The documents incorporated by reference in the Registration Statement, the Prospectus, any amendment or supplement thereto or any Preliminary Prospectus, when they became or become effective under the Act or were or are filed with the Commission under the Securities Exchange Act of 1934, as amended ("Exchange Act"), as the case may be, conformed or will conform in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

                  (d) The consolidated financial statements of the Company set forth in the Registration Statement and the Prospectus fairly present the financial condition of the Company and its subsidiaries as of the dates indicated and the results of operations and changes in financial position for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein).

                  (e) The Company and each of its subsidiaries has been duly incorporated and is an existing corporation in good standing under the laws of its jurisdiction of incorporation, has full power and authority (corporate and other) to conduct its business as described in the Registration Statement and Prospectus and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of the Company and its subsidiaries; and all of the outstanding shares of capital stock of each such subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and (except as otherwise stated in the Registration Statement) are owned beneficially by the Company subject to no security interest, other encumbrance or adverse claim.

                  (f) The outstanding shares of Common Stock of the Company and the Shares to be issued and sold by the Company hereunder have been duly authorized and are, or when issued as contemplated hereby will be, validly issued, fully paid and non-assessable and conform in all material respects, or when so issued will conform in all material respects, to the

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description  thereof in the Prospectus.  The shareholders of the Company have no preemptive rights with respect to the Shares.

                  (g) Except as set forth or contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, in each case not in the ordinary course of business, that are material to the Company and its subsidiaries taken as a whole, and there has not been any material change, on a consolidated basis, in the capital stock, short-term debt or long-term debt of the Company, or any material adverse change, or any event that will result in a material adverse change, in the business, properties or financial condition of the Company and its subsidiaries taken as a whole.

                  (h) Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company, threatened any action, suit or proceeding to which the Company or any of its subsidiaries is a party, before or by any court or governmental agency or body, that is likely to result in any material adverse change in the business, properties or financial condition of the Company and its subsidiaries taken as a whole.

                  (i) There are no contracts or documents of the Company or any of its subsidiaries that are required to be filed as exhibits to the Registration Statement or to any of the documents incorporated by reference therein by the Act or the Exchange Act or by the rules and regulations of the Commission thereunder that have not been so filed.

                  (j) The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which the Company is a party or by which it is bound or to which any of the property of the Company is subject, the Company's charter or by-laws, or to the best of the Company's knowledge any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Shares to be sold by the Company, except such as may be required under the Act or state securities laws; and the Company has full power and authority to authorize, issue and sell the Shares to be sold by it as contemplated by this Agreement, free of any preemptive rights.


                  (k) The Company is not and, after giving effect to the sale of the Shares, will not be an "investment company" or a company "controlled" by an "investment company" as such terms are defined by the Investment Company Act of 1940, as amended.

                  3. Purchase, Sale and Delivery of Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of $0 per Share, the Shares.

                  Certificates for the Shares will be delivered by the Company to you at the office of A.G. Edwards & Sons, Inc. against payment of the purchase price therefor by certified or official bank check or checks in New York Clearing House (next day) funds payable to the order of the Company at the offices of Winthrop, Stimson, Putnam & Roberts, at 10:00 A.M., New York time, on June __, 1995 (or if the New York or American Stock Exchanges or commercial banks in The City of New York are not open on such day, the next day on which such exchanges and banks are open), or at such other time not later than eight full business days thereafter as you and the Company determine, such time being herein referred to as the "Closing Date". The Shares, in definitive form and in such denominations and registered in such names as you may request upon at least two business days' prior notice to the Company, will be made available for checking and packaging at the office of A.G. Edwards & Sons, Inc., at least one business day prior to the Closing Date. If the Underwriters shall request that any of the certificates evidencing the Shares be registered in a name or names of a purchaser other than the Underwriters, the Company shall not be responsible for any transfer taxes resulting from such request.

                  4. Covenants. The Company covenants and agrees with the Underwriters that:

                  (a) The Company will cause the Prospectus to be filed as required by Section 2(a) hereof (but only if you have not reasonably objected thereto by notice to the Company after having been furnished a copy a reasonable time prior to filing) and will notify you promptly of such filing; it will notify you promptly of the time when any subsequent amendment to the Registration Statement has become effective or any supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; and it will file no amendment or supplement to the Registration Statement or Prospectus to which you shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

                  (b) The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threat of any proceeding for any such purpose; and it will use promptly its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

                  (c) Within the time during which a prospectus relating to the Shares is required to be delivered under the Act, the Company will comply as far as it is able with all requirements imposed upon it by the Act and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof and the prospectus. If during such period any event occurs as a result of which the prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Act, the Company will promptly notify you and will amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance. Until the expiration of nine months following the date hereof, the cost of preparing such amendment or supplement shall rest with the Company (unless such amendment or supplement is necessitated solely by activities of the Underwriters); thereafter, such expenses shall be borne by the Underwriters.

                  (d) The Company will use its best efforts to qualify the Shares for sale under the securities laws of such jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or to comply with any other requirements that are not known to the Company on the

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         date of this Agreement and are deemed by the Company to be unduly burdensome.

                  (e) The Company will furnish to you copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request; and upon the request of the Underwriters and as contemplated by the Prospectus, the Company will provide any person with any of the documents incorporated by reference therein.

                  (f) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the date of this Agreement that shall comply with the provisions of Section 11(a) of the Act and Rule 158 promulgated under the Act.

                  (g) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder for purposes set forth in the Prospectus.

                  (h) The Company will not file with the Commission a registration statement under the Securities Act relating to the issuance of its Common Stock or securities convertible into or exchangeable for, or any rights to purchase or acquire, Common Stock prior to the expiration of 180 days from the date of this Agreement without your prior written consent, except for shares to be issued pursuant to the Company's dividend reinvestment plan and the other existing employee benefit plans set forth on Schedule B hereto.

                  The Company covenants and agrees with you that, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated (i) the Company will pay the costs and charges of any transfer agent or registrar, other than transfer taxes, and the cost of preparing stock certificates; and (ii) the Company will pay all other expenses incident to the performance of the obligations of the Company hereunder and the expenses of printing all documents relating to the offering, and will reimburse you for any expenses not in excess of $10,000 (including fees and disbursements of your counsel) incurred by you in connection with the matters referred to in Section 4(d) hereof and the preparation of memoranda relating thereto.

                  If  the  sale  of  the  Shares  provided  for  herein  is  not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement or because any other condition of your obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse you for all reasonable and documented out-of-pocket expenses (including fees and disbursements of your counsel) incurred by you in connection with your investigation, preparing to market and marketing the Shares or in contemplation of performing your obligations hereunder. The Company shall not in any event be liable to you (i) for loss of anticipated profits from the transactions covered by this Agreement or (ii) for any amounts in excess of 50% of out-of-pocket expenses referred to above, if this Agreement is terminated by you pursuant to
Section 9(iii) hereof.

                  5. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Shares as provided herein shall be subject to the accuracy, as of the date hereof and the Closing Date (as if made at the Closing Date), of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                  (a) The  prospectus  shall  have  been  filed as  required  by
         Section 2(a) hereof; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriters, threatened by the Commission and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

                  (b) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any change, on a consolidated basis, in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, or any material adverse change, or any event that will result in a material adverse change, in the business, property or financial condition of the Company and its subsidiaries taken as a whole, that, in your judgment, materially impairs the investment quality of the Shares.

                  (c) You shall have received the opinion of Walter M. Braswell, Esq., counsel for the Company, dated the Closing
         Date; to the effect that:

                           (i) The Company and each of its subsidiaries has been
                  duly incorporated and is an existing corporation in good standing under the laws of its jurisdiction of incorporation, has full corporate power and authority to conduct its business as described in the

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                  Registration Statement and Prospectus and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires
                  such   qualification   except  where  the  failure  to  be  so
                  qualified, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of the Company and its subsidiaries; and all of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly
                  authorized   and   validly   issued,   are   fully   paid  and
                  non-assessable   and  (except  as  otherwise   stated  in  the
                  Registration Statement) are owned beneficially by the Company subject to no security interest, other encumbrance or adverse claim;

                           (ii) The  Registration  Statement and the  Prospectus
                  comply as to form (except as to the financial statements and other financial and statistical data contained or incorporated by reference therein, upon which such counsel does not pass) in all material respects with the applicable requirements of the Act and, with respect to the documents filed with the Commission pursuant to the Exchange Act and incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3, the Exchange Act, and the applicable published instructions, rules and regulations of the Commission thereunder, or pursuant to said instructions, rules and regulations are deemed to comply therewith; the Registration Statement has become and is effective under the Act; and to the best of such counsel's knowledge, no proceedings for a stop order with respect thereto are pending or threatened under Section 8(d) of the Act.

                           (iii)  The  Common  Stock   (including   the  Shares)
                  conforms as to legal matters with statements concerning it made in the Prospectus;

                           (iv) The Shares have been duly authorized and validly
                  issued, are fully paid and non-assessable, and the shareholders of the Company have no preemptive rights with respect to the Shares being issued and sold by the Company hereunder;

                           (v) This Agreement has been duly authorized, executed
                  and delivered by the Company; the execution and performance of this Agreement and the consummation of the transactions herein contemplated, including the issuance of the Shares, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any material agreement or instrument known to such counsel to which the Company is a party or by which it is bound or to which any of the property of the Company is subject, the Company's charter or by-laws, and no approval, authorization, consent or other order of any New Jersey public board or body or court (other than in connection or compliance with the provisions of the New Jersey securities or "blue sky" laws, upon which such counsel does not pass) is legally required for the issuance and sale by the Company of the Shares;

                           (vi) Such  counsel  does not know of any  statutes or
                  legal or governmental proceedings required to be described in the Prospectus that are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus (or required to be filed under the Exchange Act if upon such filing they would be incorporated by reference therein) or to be filed as exhibits to the Registration Statement that are not described and filed as required.

                  (d) You shall have received the opinion of Winthrop, Stimson, Putnam & Roberts, special counsel for the Company, dated the Closing Date, to the effect that:

                           (i) The  Registration  Statement  has  become  and is
                  effective under the Act; the Prospectus has been filed in accordance with Rule 424(b)(1) under the Act; and to the best knowledge of such counsel no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission;

                           (ii) The Registration Statement and the Prospectus on
                  the date of filing thereof with the Commission and at the Closing Date, complied as to form in all material respects with the requirements of the Act and the applicable Rules and Regulations thereunder; such counsel has no reason to believe that, when the Registration Statement became effective,it contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus on the date of filing thereof with the Commission or at the Closing Date, included an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the documents incorporated by reference in the Registration Statement or Prospectus or any amendment or supplement thereto, when they became effective under the Act or were filed with the Commission under the Exchange Act, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; it being understood that such counsel need express no opinion as to the financial statements or other financial or statistical data included in any of the documents mentioned in this clause;

                           (iii) To the  best of such  counsel's  knowledge,  no
                  approval, authorization, consent or other order of any public board or body or court (other than in connection with the provisions of the state securities or "blue sky" laws of any jurisdiction, upon which such counsel does not pass) is required for the authorization of the issuance and sale by the Company of the Shares;

                           (iv)  The Common Stock conforms as to legal
                  matters with the statements concerning it made in the Prospectus;

                           (v) The Shares have been duly authorized, validly issued and are fully paid and non-assessable; and

                           (vi) This Agreement has been duly authorized, executed and delivered by the Company.

                  In rendering their opinion, such counsel may rely upon the opinion of Walter M. Braswell, Esq. referred to above as to all matters governed by New Jersey law.

                  (e) You shall have received from McCarter & English, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Shares, the Registration Statement, the Prospectus, this Agreement and other related matters as you reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

                  (f) At the time of execution of this Agreement and at the Closing Date, you shall have received a letter from Deloitte & Touche, dated the date of delivery thereof, to the effect set forth in Exhibit I hereto.

                  (g) You shall have received from the Company a certificate, signed by (i) the Chairman of the Board, the President or a Vice President and (ii) the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that, to the best of their knowledge based upon reasonable investigation:

                           (i) The representations and warranties of the Company
                  in this Agreement are true and correct, as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                           (ii) No stop order  suspending the  effectiveness  of
                  the Registration Statement has been issued, and no proceeding for that purpose has been instituted or is threatened by the Commission; and

                           (iii) Since the  effective  date of the  Registration
                  Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or Prospectus that has not been so set forth, and there has been no document required to be filed under the Exchange Act and the rules and regulations of the Commission thereunder that, upon such filing, would be deemed to be incorporated by reference in the Prospectus that has not been so filed.

                  (h) The Company shall have furnished to you such further certificates and documents as you shall have reasonably requested.

                  (i) Not fewer than all of the Shares shall have been tendered for delivery in accordance with the terms and provisions of this Agreement.

All such opinions, certificates, letters, forms and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you. The Company will furnish you with such conformed copies of such opinions, certificates, letters, forms and other documents as you shall reasonably request.

                  6.   Indemnification   and   Contribution.   (a)  The  Company
                       ------------------------------------
agrees to indemnify and hold each Underwriter harmless against any and all losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any reasonable legal or other expenses incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein; provided further that the indemnity contained in this clause (a) with respect to the Prospectus shall not inure to the benefit of the Underwriters (or any person controlling the Underwriters) on account of any losses, claims, damages, liabilities or actions arising from the sale of Shares to any person if pursuant to the second sentence of Section 4(c) hereof the Company amends the Registration Statement or prepares an amended or supplemented Prospectus and the Underwriter fails to make reasonable efforts to deliver a copy of such amended or supplemented Prospectus with or prior to the written confirmation of such sale or with or prior to the delivery of such Shares to any such person.

                  (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company against any and all losses, claims, damages or liabilities, joint or several, to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein; and will reimburse the Company for any reasonable legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred.

                  (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the  commencement  thereof;  but the  omission so to notify the  indemnifying party shall not relieve it from any liability that it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (unless expressly agreed to in writing by the indemnifying party) other than reasonable costs of investigation; the indemnifying party will not be liable for any settlement of any such action effected without its written consent, but if settled with the consent of the indemnifying party, or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless the indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  (d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party in lieu of indemnifying such indemnified party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or you and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

                  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid to an indemnified party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) The obligations of the Company under this Section 6 shall be in addition to any liability that the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls each Underwriter within the meaning of the Act; and the obligations of each Underwriter under this Section 6 shall be in addition to any liability that such Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

                  7. Representations and Agreements to Survive Delivery. All representations, warranties and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of you contained in
Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you or any controlling persons, or the Company, or any of its officers, directors or any controlling persons, and shall survive delivery of and payment for the Shares hereunder.

                  8. Substitution of Underwriters. (a) If either Underwriter shall fail to take up and pay for the number of Shares agreed by such Underwriter to be purchased hereunder, upon tender of such Shares in accordance with the terms hereof, and the number of Shares not purchased does not aggregate more than 10% of the total number of Shares that the Underwriters are obligated to purchase hereunder at the Closing Date, the remaining Underwriter shall be obligated to take up and pay for the Shares that the withdrawing or defaulting Underwriter agreed but failed to purchase.

         (b) If any Underwriter shall fail to take up and pay for the number of Shares agreed by such Underwriter to be purchased hereunder, upon tender of such Shares in accordance with the terms hereof, and the number of Shares not purchased aggregates more than 10% of the total number of Shares that the Underwriters are obligated to purchase hereunder at the Closing Date, and arrangements satisfactory to you and the Company for the purchase of such Shares by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination the Company shall not be under any liability to any Underwriter with respect to Shares not purchased by reason of such termination (except to the extent provided in the penultimate paragraph of Section 4 hereof and in Section 6 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the number of Shares agreed by such Underwriter to be purchased hereunder) be under any liability to the Company with respect to such Shares (except to the extent provided in Section 6 hereof.)

                  9. Termination. You shall have the right by giving notice as hereinafter specified at any time at or prior to the Closing Date, to terminate this Agreement if (i) the Company shall have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of your obligations hereunder are not fulfilled, (iii) there shall have occurred any new outbreak of hostilities or escalation of existing hostilities or other national or international calamity or crisis, the effect of which on the financial markets in the United States is such as to make it, in your reasonable judgment, impracticable to market the Shares or to enforce contracts for the sale of the Shares on the terms and in the manner contemplated by the Prospectus, or (iv) after the execution of this Agreement there shall have occurred any of the following: (A) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the American Stock Exchange or the over-the-counter market, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on the New York Stock Exchange or the American Stock Exchange or the over-the-counter market, by the

New York Stock Exchange or the American Stock Exchange or the authorities administering the over-the-counter market or by order of the Commission or any other governmental authority having jurisdiction; (B) a general moratorium on commercial banking activities shall have been declared by either Federal or New York authorities; or (C) any rating of the Company's securities shall have been recognized statistical rating organization. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company or you, except as otherwise provided in the last two paragraphs of Section 4 hereof and except as otherwise provided in Section 6 hereof.

                  Any notice referred to above may be given at the addresses specified in Section 10 hereof in writing or by telegraph or telephone, and if by telegraph or telephone, shall be immediately confirmed in writing.

                  10. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to you shall be mailed by first class mail, delivered, telexed or telecopied and confirmed to you c/o A.G. Edwards & Sons, Inc., One North Jefferson, St. Louis, MO 63103, telecopy (314) 289-6010, telephone (314) 289-3000, and c/o Legg Mason
Wood Walker, Inc., 111 South Calvert Street, Baltimore, MD 21202, telecopy (410) 539-4508, telephone (410) 539-0000 or if sent to the Company, shall be mailed, delivered, telexed or telecopied and confirmed to the Company at 600 South Avenue, Westfield, New Jersey 07091-0788, telecopy (908) 232-2719, telephone
(908) 654-1234. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

                  11. Parties. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons, officers and directors referred to in Section 6, and no other person will have any right or obligation hereunder.

                  12. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                  13. Over-allotment Option. (a) In addition to the shares of Common Stock being sold by the Company and described as the "Shares" in Section 1 hereof (which are referred to herein as the "Firm Shares"), you, at your option, shall have the right to purchase from the Company up to an aggregate of 85,000 additional shares ("Optional Shares"). The first two paragraphs of
Section 3 hereof shall be deemed to apply only to the purchase, sale and delivery of the Firm Shares. References in those two paragraphs to the "Shares" shall be deemed to be references to the "Firm Shares"; except as otherwise provided in this Section 13, other references in this Agreement to the "Shares" shall be deemed to include the Firm Shares and the Optional Shares.

                  (b) Upon written notice from you given to the Company not more than 30 days subsequent to the date of the initial public offering of the Shares, you may purchase all or less than all of the Optional Shares at the purchase price per share to be paid for the Firm Shares. Such Optional Shares may be purchased by you only for the purpose of covering over-allotments made in connection with the sale of the Firm Shares. No Optional Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Shares or any portion thereof may be surrendered and terminated at any time upon notice by you to the Company. The "Closing Date", as defined in Section 3 hereof, shall be deemed to be the "First Closing Date", and the time for the delivery of and payment for the Optional Shares is herein referred to as the "Second Closing Date" (which may be the First Closing Date). The Second Closing Date shall be determined by you but shall be not later than 10 days after you give to the Company written notice of election to purchase Optional Shares. The preparation, registration, checking and delivery of, and payment for, the Optional Shares shall occur or be made in the same manner as provided in Section 3 hereof for the Firm Shares, except as you and the Company may otherwise agree.

                  (c) The conditions to your obligations set forth in Section 5 shall be deemed to be conditions to your obligations to purchase and pay for the Shares to be purchased on each of the First Closing Date and the Second Closing Date, as the case may be; references in that Section and in Sections 2 and 9 hereof to the "Closing Date" shall be deemed to be references to the First Closing Date or the Second Closing Date, as the case may be, and references to the "Shares" in Section 5 hereof shall be deemed to be references to the Shares to be purchased at such Closing Date. A termination of this Agreement as to the Optional Shares after the First Closing Date will not terminate this Agreement as to the Firm Shares.

                  14. Action by Underwriters. The Underwriters agree to furnish forthwith to the Company in writing such information as to the Underwriters and the terms of offering as is reasonably required to amend the Registration Statement and to enable the Company to comply with its undertakings contained in the Registration Statement and herein and to file amendments to the Registration Statement and supplements to the Prospectus.

                  If the foregoing provisions correctly set forth the understanding among the Company and you, please so indicate in the space provided below for the purpose, whereupon this letter shall constitute a binding agreement between the Company and you, the Underwriters.

                                                 Very truly yours,



                                                 E'TOWN CORPORATION



                                                 By:  _________________________
                                                          Title:


ACCEPTED as of the date first
  above written

A.G. EDWARDS & SONS, INC.


By:  ________________________
         Title:



LEGG MASON WOOD WALKER INCORPORATED


By:
     Title:

                                   SCHEDULE A


                                                                      Number of
                                                                       Shares
                                                                       to be
                                                                      Purchased


         Underwriter


A.G. Edwards & Sons, Inc...............................................___,___

Legg Mason Wood Walker, Incorporated...................................___,___



















Total..................................................................575,000

                                   SCHEDULE B



                         ALLOWED EMPLOYEE BENEFIT PLANS

                            PURSUANT TO SECTION 4(h)

1)       Elizabethtown Water Company Savings and Investment Plan

2)       Incentive Stock Option Plan

3)       E'town's 1987 Stock Option Plan

4)       E'town's 1990 Performance Stock Program

5)       Elizabethtown Water Company Employee Stock Ownership Plan

                                                                      Exhibit I



                  The letter of Deloitte & Touche referred to in Section 5(g) of the Underwriting Agreement will be to the effect that:

                  (i) Deloitte & Touche are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the Rules and Regulations; (ii) in their opinion, the consolidated financial statements audited by them and included and incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act, as applicable, and the published rules and regulations of the Commission thereunder; (iii) on the basis of procedures referred to in such letter, including (1) a reading of the unaudited consolidated financial statements of the Company incorporated by reference in the Registration Statement and the Prospectus and included in the Company's Form 10-Q filed with the Commission under Section 13 of the 1934 Act (the "Form 10-Q"), and a review of the Form 10-Q as described in SAS No. 71, Interim Financial Information (2) a reading of the latest available unaudited consolidated financial statements of the Company, (3) a reading of the latest available minutes of meetings of the Board of Directors of the Company and (4) inquiries of certain officers of the Company who have responsibility for financial and accounting matters (it being understood that the foregoing procedures do not constitute an audit made in accordance with generally accepted auditing standards and would not necessarily reveal matters of significance with respect to the comments made in such letter, and accordingly, that Deloitte & Touche makes no representation as to the sufficiency of such procedures for the purposes of the Underwriters), nothing has caused them to believe that (A) any material modifications should be made to the unaudited financial statements included in the Form 10-Q for them to be in conformity with generally accepted accounting principles, (B) the unaudited consolidated financial statements included in the Form 10-Q do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations, (C) at the date of the latest available financial statements and at a specified date not more than five days prior to the date of such letter there was any change in the capital stock (except for issuance of common stock in connection with the Company's Dividend Reinvestment and Stock Purchase Plan) or long-term debt (except for redemptions pursuant to the death benefit provision of the Company's 6-3/4% convertible subordinated debentures) of the Company, as compared with amounts shown in the March 31, 1995 consolidated balance sheet incorporated by reference in the Registration Statement and the Prospectus, except for changes or decreases which the prospectus discloses have occurred or may occur, (D) there was any decrease in consolidated net assets at May 31, 1995 as compared with amounts shown in the March 31, 1995 consolidated balance sheet incorporated by reference in the Registration Statement and the prospectus, except for changes or decreases which the prospectus and information incorporated by reference therein discloses have occurred or may occur, (E) for the five months ending May 31, 1995, there was any decrease, as compared with the corresponding period of the previous year, in consolidated revenues, net income or per share amounts of net income, except in all cases for changes or decreases that the prospectus and information incorporated by reference therein discloses have occurred or may occur or as may be set forth in such letter; and (iv) they have carried out certain procedures and made certain findings, as specified in such letter, with respect to such other items included or incorporated by reference in the Registration Statement and the Prospectus as the Underwriters may have reasonably requested. In the event the Second Closing Date occurs and does not occur simultaneously with the First Closing Date, the dates set forth in Subsections (iii) (D) and (E) will be adjusted accordingly.